Exhibit 10.6.4

FOURTH AMENDMENT TO LEASE

This Fourth Amendment To Lease (“4th Amendment”) is made this 21st day of February, 2019, and shall be effective as of January 1, 2018 (the “Effective Date”), by and between Pontiac Center Investment, LLC, a Michigan limited liability company (the “Landlord”) and United Shore Financial Services, LLC, a Michigan limited liability company (the “Tenant”) with respect to the Lease dated June 28, 2017, as amended pursuant to the First Amendment To Lease dated May 11, 2018, Second Amendment To Lease dated June 20, 2018, and Third Amendment To Lease dated September 28, 2018 (collectively, the “Lease”) of the premises commonly known as 585 South Boulevard East, Pontiac, Michigan, as more particularly described in the Lease (the “Premises”).

RECITALS:

WHEREAS, following the execution and delivery of the Third Amendment To Lease, the Landlord and Tenant discovered that the monthly base rent identified in Exhibit “B” to the Third Amendment To Lease was incorrect and the Landlord and Tenant are desirous of correcting same pursuant to this 4th Amendment and to otherwise modify the Lease as provided in this 4th Amendment;

NOW, THEREFORE, in consideration of the promises and covenants set forth in this 4th Amendment, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby severally acknowledged, the Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms. All capitalized terms used in this 4th Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    Amendment of Lease. The Landlord and Tenant hereby agree that the Lease shall be amended by striking and deleting Exhibit “B” in its entirety and replacing same with the Exhibit “B” attached to this 4th Amendment which shall supersede the Exhibit “B” attached to the Third Amendment To Lease.

3.    Counterparts and Execution. This 4th Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and electronically transmitted copies of signatures (e.g., in an Adobe PDF file) shall be deemed valid and binding to the same extent as original signatures.

4.    Ratification of Lease. Except as expressly amended hereby, the Lease shall remain in full force and effect between the Landlord and Tenant and is hereby ratified and affirmed by each of them.

WHEREFOR, the Landlord and Tenant have executed this 4th Amendment to the Lease as of the date first set forth above.

LANDLORD:

Pontiac Center Investment, LLC,
a Michigan limited liability company

By:	/s/ Jeffrey A. Ishbia
Jeffrey A. Ishbia
Its:	Manager

TENANT:

United Shore Financial Services, LLC,
a Michigan limited liability company

By:	/s/ Mathew Ishbia
Mathew Ishbia
Its:	Chief Executive Officer